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                                                                   Exhibit 23.10

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 9, 1999 on Britannia Data Management Limited's financial statements, included in Iron Mountain Incorporated's Form 8-K/A filed with the Securities and Exchange Commission on March 22, 1999 and to all references to our Firm included in this registration statement.

                                                       /s/ RSM Robson Rhodes
                                                           Chartered Accountants

Birmingham, England
November 18, 1999